Exhibit 99.4

JEFFERIES FINANCIAL GROUP INC. AGREES TO

ACQUIRE REMAINING 30% INTEREST IN HOMEFED CORPORATION

New York, New York, April 15, 2019 — Jefferies Financial Group Inc. (NYSE: JEF or Jefferies), which currently owns approximately 70% of the outstanding shares of common stock of HomeFed Corporation (OTCMKTS: HOFD or HomeFed), a developer and owner of residential and mixed-use real estate properties primarily in California and New York, announced today that the Board of Directors of Jefferies and the Special Committee of the Board of Directors of HomeFed have approved a definitive merger agreement under which Jefferies will acquire the shares of HomeFed common stock that it does not already own. Under the terms of the transaction:

•	HomeFed stockholders will be given the right to elect to receive either cash or shares of Jefferies common stock in exchange for their HomeFed shares.

•	If a HomeFed stockholder elects to receive cash, that stockholder will receive $38.00 in cash for each share of HomeFed common stock.

•

If a HomeFed stockholder elects to receive shares of Jefferies’ common stock and the Jefferies’ average share price (as defined below) is equal to or less than $21.00 per share, that stockholder will receive two shares of Jefferies common stock for each share of HomeFed common stock.

•

If a HomeFed Stockholder elects to receive shares of Jefferies’ common stock and the Jefferies’ average share price is more than $21.00 per share, that stockholder will receive less than two shares of Jefferies common stock for each share of HomeFed common stock, with the exchange ratio being calculated by dividing $42.00 by the Jefferies’ average share price. For example, if the Jefferies’ average share price is $22.00, the exchange ratio would be 1.9091 and any Homefed stockholder electing to receive shares of Jefferies’ common stock would receive 1.9091 shares of Jefferies common stock.

•

If a HomeFed stockholder makes no election, that stockholder will be deemed to have made a cash election if the Jefferies’ average share price is equal to or less than $19.00 per share or a share election if the Jefferies’ average share price is more than $19.00 per share.

The Jefferies’ average share price shall be calculated as the volume-weighted average price of a share of Jefferies common stock for the ten consecutive trading days ending on the trading day that is three trading days before the date of the HomeFed stockholders meeting at which HomeFed stockholders will vote on the transaction.

The transaction, which is expected to close during the third quarter of 2019, is subject to customary closing conditions, including approval by a majority of the HomeFed stockholders (excluding Jefferies or its affiliates).

In addition, concurrently with the execution of the merger agreement, Jefferies entered into a voting agreement with HomeFed, pursuant to which Jefferies has agreed to vote all of the shares of HomeFed common stock owned by it in favor of the adoption of the merger agreement.

Following completion of the transaction, shares of HomeFed common stock will no longer be quoted on the OTCQB Marketplace, there will be no public market for shares of HomeFed common stock, and shares of HomeFed common stock will be deregistered.

For a more complete description of the transaction, please see Jefferies’ Form 8-K filed today.

As previously reported, Jefferies’ Board of Directors has approved the repurchase of shares in the open market to offset the issued shares for the transaction, which is in addition to the $500 million share-repurchase approval already in place. The transaction would involve the issuance of as many as 9.3 million shares of Jefferies common stock, worth approximately $189 million based on the closing price of Jefferies common stock on April 12, 2019. Upon completion of the transaction, Jefferies’ total post-transaction carrying value of HomeFed will be approximately $631 million.

Rich Handler and Brian Friedman, CEO and President, respectively, of Jefferies, said “We are very pleased that the Special Committee of the Board of Directors of HomeFed has approved the transaction. Merging with HomeFed will allow Jefferies to consolidate HomeFed for tax purposes (which will avoid an extra layer of taxes as HomeFed monetizes its assets), affording greater flexibility as to the timing and form of maximizing value over time. We very much look forward to continuing to work closely with Chris Foulger, Paul Borden and the entire HomeFed team to achieve those goals.”

Important Additional Information and Where to Find It

This communication is being made in respect of the transaction contemplated by the Agreement and Plan of Merger, dated as of April 12, 2019, among Jefferies Financial Group Inc. (“Jefferies”), HomeFed Corporation (“HomeFed”) and Heat Merger Sub, LLC. This communication may be deemed to be solicitation material in respect of the transaction involving Jefferies and HomeFed. In connection with the transaction, Jefferies will file a registration statement on Form S-4 with the SEC, which will include a proxy statement of HomeFed and a prospectus of Jefferies with respect to the issuance of Jefferies common stock. A definitive proxy statement/prospectus will also be sent to HomeFed stockholders seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Before making any voting or investment decision, investors and HomeFed stockholders are urged to carefully read the entire registration statement and proxy statement/prospectus when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the merger and other transactions contemplated by the merger agreement. Investors and HomeFed stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus and the other documents filed with the SEC by Jefferies and HomeFed through the web site maintained by the SEC at www.sec.gov. In addition, investors and HomeFed stockholders will be able to obtain free copies of the registration statement and proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of Jefferies at the following:

Jefferies Financial Group Inc.

Attention: Investor Relations

520 Madison Avenue

New York, New York 10022

212-460-1900

www.jefferies.com

Forward-Looking Statements

This communication may “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding the transaction, and may include statements of future performance, plans, and objectives. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Laura Ulbrandt

(212) 460-1900